As filed with the Securities and Exchange Commission on September 20, 2010	Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road
San Diego, CA 92126
(858) 549-6340
(Address of principal executive offices)
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2000 Stock Option Plan
(Full title of the plan)
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Howard Hill, Chief Executive Officer
RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, CA 92126
 (Name and address of agent for service)
(858) 549-6340
(Telephone number, including area code, of agent for service)

Copy to: Istvan Benko TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 789-1226

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (4)
Common Stock, no par value per share(2)	10,000 shares (2)	$3.95(2)	$39,500(2)	$2.82
Common Stock, no par value per share(2)	223,183 shares (2)	$4.05(2)	$903,891.15(2)	$64.45
Common Stock, no par value per share(2)	16,000 shares(2)	$4.49(2)	$71,840(2)	$5.12
Common Stock, no par value per share(2)	107,955 shares(2)	$4.50(2)	$485,797.50(2)	$34.64
Common Stock, no par value per share(3)	142,862 shares (3)	$5.74(3)	$820,027.88(3)	$58.47
TOTAL	500,000 shares	--	$2,321,056.53	$165.50

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 2000 Stock Option Plan as a result of the anti-dilution adjustment provisions contained therein.

(2)
The registration fee for shares of common stock issuable upon exercise of outstanding awards under the 2000 Stock Option Plan and was calculated pursuant to Rule 457(h) of the Securities Act of 1933 using the prices at which such outstanding options may be exercised.

(3)
Represents shares reserved for issuance pursuant to future awards under the 2000 Stock Option Plan.  The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 on the basis of the $5.74 average of the high and low trading prices of the registrant’s common stock, as reported on the Nasdaq Global Market on September 16, 2010.

(4)
Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which provides that the fee shall be $71.30 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

EXPLANATORY NOTE

A Registration Statement on Form S-8, File No. 333-62188 (“Original Form S-8”) was filed on June 4, 2001 to register 320,000 shares of common stock of RF Industries, Ltd. (the “Registrant”), that were issuable under the 2000 Stock Option Plan (the “Plan”).  A Post-Effective Amendment No. 1 to the Original Form S-8 was filed on October 4, 2006, pursuant to which the Registrant registered an additional 250,000 shares issuable under the Plan.

The Registrant subsequently amended the Plan to increase the number of shares issuable upon the exercise of options and other awards granted thereunder by 500,000 shares.  The Registrant is filing this registration statement to register the additional 500,000 shares of common stock issuable under the Plan.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

The contents of the Registration Statement of RF Industries, Ltd., File No. 333-62188, filed on June 4, 2001, as amended, are incorporated into this Registration Statement by this reference, pursuant to General Instruction E to Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents previously filed by RF Industries, Ltd. (“we,” “us,” “our,” or the “Company”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 are incorporated by reference in this registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended October 30, 2009, filed with the SEC on January 29, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2010, filed with the SEC on March 11, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, filed with the SEC on June 8, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010, filed with the SEC on September 13, 2010;

•	Our Current Report on Form 8-K filed with the SEC on June 8, 2010; and

•	The description of our common stock contained in the Company’s Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating any such description.

In addition, each document that the Company files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of the filing of such document.

Item 8.    Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No. Exhibit Description

4.1	2000 Stock Option Plan (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on March 3, 2001, and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of J.H. Cohn LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 20, 2010.

RF INDUSTRIES, LTD.
Date: September 20, 2010	By: /s/ Howard F. Hill Howard F. Hill Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Howard F. Hill and James Doss as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard F. Hill
Howard F. Hill	Chief Executive Officer and Director (principal executive officer)	September 20, 2010

/s/ James Doss
James Doss	Chief Financial Officer (principal financial and accounting officer)	September 20, 2010

William L. Reynolds	Director	September 20, 2010

/s/ John Ehret
John Ehret	Director	September 20, 2010

/s/ Robert Jacobs
Robert Jacobs	Director	September 20, 2010

Marvin Fink	Director	September 20, 2010

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EXHIBIT INDEX

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No. Exhibit Description

4.1	2000 Stock Option Plan (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on March 3, 2001, and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of J.H. Cohn LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).